     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 7, 1999

                                                    REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             CMS ENERGY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MICHIGAN (State or other jurisdiction of incorporation   38-2726431 (I.R.S. Employer Identification No.) ALAN M.
or organization) FAIRLANE PLAZA SOUTH 330 TOWN CENTER       WRIGHT SENIOR VICE PRESIDENT AND CHIEF FINANCIAL
DRIVE, SUITE 1100 DEARBORN, MICHIGAN 48126 (313)         OFFICER CMS ENERGY CORPORATION FAIRLANE PLAZA SOUTH 330
436-9200 (Address, including zip code, and telephone     TOWN CENTER DRIVE, SUITE 1100 DEARBORN, MICHIGAN 48126
number, including, area code, of registrant's principal  (313) 436-9200 (Name, address, including zip code, and
offices)                                                   telephone number, including area code, of agent for
                                                                                service)

                           -------------------------

  It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                          MICHAEL D. VAN HEMERT, ESQ.
                           ASSISTANT GENERAL COUNSEL
                             CMS ENERGY CORPORATION
                              FAIRLANE PLAZA SOUTH
                       330 TOWN CENTER DRIVE, SUITE 1100
                            DEARBORN, MICHIGAN 48126
                                 (313) 436-9602
                           -------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market and other conditions.
                           -------------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

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                                                                       PROPOSED               PROPOSED
         TITLE OF EACH CLASS OF               AMOUNT TO BE         MAXIMUM OFFERING      MAXIMUM AGGREGATE        AMOUNT OF
      SECURITIES TO BE REGISTERED           REGISTERED(1)(3)   PRICE PER SECURITY(1)(2) OFFERING PRICE(1)(2) REGISTRATION FEE(1)
---------------------------------------------------------------------------------------------------------------------------------
Senior Debt Securities..................
Subordinated Debt Securities............
Total...................................      $375,000,000              100%                $375,000,000          $83,400(3)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) There are being registered hereunder such presently indeterminate principal amount or number of debts securities which may be senior or subordinated.
(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(o) under the Securities Act of 1933 which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
(3) Pursuant to Rule 429 of the Securities Act of 1933, as amended, the prospectus contained herein also relates to the $550,000,000 of senior and subordinated debt securities of the registrant contained in the Registration Statement on Form S-3 (File No. 33-47629) of which $75,000,000 is being carried forward. The filing fee associated with the securities carried forward and previously paid with the earlier registration statement is $23,438.
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
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

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED APRIL 7, 1999

                             CMS ENERGY CORPORATION

                             SENIOR DEBT SECURITIES
                          SUBORDINATED DEBT SECURITIES

                            ------------------------

We may offer up to $375,000,000 aggregate principal amount of our unsecured senior debt securities and our unsecured subordinated debt securities consisting of debentures, notes and other unsecured evidence of indebtedness, or any combination of these securities. For each type of the securities, the amount, price and terms will be determined at or prior to the time of sale.

We will provide the specific terms of these securities in an accompanying prospectus supplement or supplements. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement.

                            ------------------------

                  The date of this prospectus is April 7, 1999

     THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH THEY RELATE OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                         WHERE TO FIND MORE INFORMATION

     We file annual, quarterly and current reports as well as other information with the Securities and Exchange Commission. The public may read and copy any reports or other information that we file at the SEC's public reference room at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C., 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1(800) SEC-0330. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

     We have securities listed on the New York Stock Exchange. You can inspect and copy reports and other information about us at the NYSE's offices at 20 Broad Street, New York, New York 10005.

     We are "incorporating by reference" information into this registration statement. This means that we are disclosing important information by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement. This registration statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our finances.

SEC FILINGS (FILE NO. 1-9513)             PERIOD/DATE
- Registration Statement on Form 8-B/A    November 21, 1996
- Annual Report on Form 10-K              Year ended December 31, 1998
- Current Reports on Form 8-K             Filed January 20, 1999 and April 6, 1999

     The documents we have filed with the SEC after the date of this registration statement and prior to the termination of the offering made by this prospectus are also incorporated by reference into this registration statement.

     You may request a copy of these filings at no cost, by writing or telephoning CMS Energy at the following address:

                                CMS Energy Corporation
                                Attn: Office of the Secretary
                                Fairlane Plaza South, Suite 1100
                                330 Town Center Drive
                                Dearborn, Michigan 48126
                                Telephone: (313) 436-9200

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from this information.

                             CMS ENERGY CORPORATION

     We are a leading diversified energy company operating in the United States and around the world. Our two principal subsidiaries are Consumers Energy Company ("CONSUMERS") and CMS Enterprises Company ("ENTERPRISES"). Consumers is a public utility that provides natural gas and electricity to almost six million of the nine and one-half million residents in Michigan's Lower Peninsula. Enterprises, through subsidiaries, is engaged in several domestic and international energy businesses including:

     - Transmission, storage and processing of natural gas;

     - Independent power production;

     - Oil and gas exploration and production;

     - International energy distribution; and

     - Energy marketing, services and trading.

     Our consolidated operating revenue in 1998 was $5.1 billion. 51% of our consolidated operating revenue was derived from electric utility operations, 21% from gas utility operations, 18% from energy marketing, services and trading operations, 6% from independent power production and other non-utility operations, 3% from transmission, storage and processing of natural gas, and 1% from oil and gas exploration and production operations.

     Consumers' consolidated operations currently account for a majority of our total assets, revenues and income. Consumers' service areas include automotive, metal, chemical, food and wood products and a diversified group of other industries. At year end 1998, Consumers provided service to 1.64 million electric customers and 1.55 million gas customers. Consumers' consolidated operating revenue in 1998 was $3.7 billion. 70% of Consumers' operating revenue was generated from its electric utility business, 29% from its gas utility business and 1% from its non-utility business. Consumers' rates and certain other aspects of its business are subject to the jurisdiction of the Michigan Public Service Commission and the Federal Energy Regulatory Commission. Consumers' nuclear operations are subject to the jurisdiction of the Nuclear Regulatory Commission.

     We routinely evaluate, invest in, acquire and divest energy-related assets and/or businesses both domestically and internationally. Cash or securities are routinely the consideration for such transactions.

     We were incorporated in Michigan in 1987 and our world wide web address is http://www.cmsenergy.com. Our web site is not part of this Prospectus. Our principal executive office address is Fairlane Plaza South, Suite 1100, 330 Town Center Drive, Dearborn, Michigan 48126. Our telephone number is (313) 436-9200.

     The information we have provided about ourselves above is not comprehensive. For further information about us and our subsidiaries including our capital requirements, business plans, external financing plans and legal and regulatory affairs, please refer to the documents incorporated by reference into this prospectus. See "Where to Find More Information" above.

                                USE OF PROCEEDS

     As will be more specifically set forth in the applicable prospectus supplement, we will use the net proceeds received from the sale of the unsecured senior or subordinated debt securities offered for our general corporate purposes, including capital expenditures, investment in subsidiaries, working capital and repayment of debt.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our ratios of earnings to fixed charges for each of the years ended December 31, 1994 through 1998 are as follows:

                                                                      YEAR ENDED DECEMBER 31
                                                         ------------------------------------------------
                                                         1998       1997       1996       1995       1994
                                                         ----       ----       ----       ----       ----
Ratio of earnings to fixed charges...................    1.59       1.78       1.96       1.90       2.07

     For the purpose of computing such ratios, earnings represent net income before income taxes, net interest charges and the estimated interest portion of lease rentals.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities offered by this prospectus will be unsecured obligations of CMS Energy and will be either senior or subordinated debt. Senior debt will be issued under a senior debt indenture and subordinated debt will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures."

     The following briefly summarizes the material provisions of the indentures and the debt securities. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement. Copies of the indentures may be obtained from CMS Energy or the applicable trustee.

     Unless otherwise provided in the applicable prospectus supplement, the trustee under the senior debt indenture will be NBD Bank and the trustee under the subordinated debt indenture will be The Bank of New York.

GENERAL

     The indentures provide that unsecured senior or subordinated debt securities of CMS Energy may be issued in one or more series, with different terms, in each case as authorized from time to time by CMS Energy.

     Federal income tax consequences and other special considerations applicable to any debt securities issued by CMS Energy at a discount will be described in the applicable prospectus supplement.

     Because CMS Energy is a holding company, the claims of creditors of CMS Energy's subsidiaries will have a priority over CMS Energy's equity rights and the rights of CMS Energy's creditors, including the holders of debt securities, to participate in the assets of the subsidiary upon the subsidiary's liquidation.

     The applicable prospectus supplement relating to any series of debt securities will describe the following terms, where applicable:

     - the title of the debt securities;

     - whether the debt securities will be senior or subordinated debt;

     - the total principal amount of the debt securities;

     - the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

     - the maturity date or dates;

     - the interest rate or the method of computing the interest rate;

     - the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

     - the location where payments on the debt securities will be made;

     - the terms and conditions on which the debt securities may be redeemed at the option of CMS Energy;

     - any obligation of CMS Energy to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

     - any provisions for the discharge of CMS Energy's obligations relating to the debt securities by deposit of funds or United States government obligations;

     - whether the debt securities are to trade in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates;

     - any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

     - any additional amounts with respect to the debt securities that CMS Energy will pay to a non-United States person because of any tax, assessment or governmental charge withheld or deducted and, if so, any option of CMS Energy to redeem the debt securities rather than paying these additional amounts; and

     - any other specific terms of the debt securities.

CONCERNING THE TRUSTEES

     Each of NBD Bank, the trustee under the senior debt indenture, and The Bank of New York, the trustee under the subordinated debt indenture, is one of a number of banks with which CMS Energy and its subsidiaries maintain ordinary banking relationships, including credit facilities.

     Exchange and Transfer. Debt securities may be presented for exchange and registered debt securities may be presented for registration of transfer at the offices and subject to the restrictions set forth therein and in the applicable prospectus supplement without service charge, but upon payment of any taxes or other governmental charges due in connection therewith, subject to any limitations contained in the applicable indenture. Debt securities in bearer form and the coupons appertaining thereto, if any, will be transferable by delivery.

     Payment. Distributions on the debt securities in registered form will be made at the office or agency of the applicable trustee in the Borough of Manhattan, the City of New York or its other designated office. However, at the option of CMS Energy, payment of any interest may be made by check or by wire transfer. Payment of any interest due on debt securities in registered form will be made to the persons in whose name the debt securities are registered at the close of business on the record date for such interest payments. Payments made in any other manner will be specified in the prospectus supplement.

     Events of Default. Each indenture provides that events of default regarding any series of debt securities will be:

     - failure to pay required interest on any debt security of such series for 30 days;

     - failure to pay principal other than a scheduled installment payment or premium, if any, on any debt security of such series when due;

     - failure to make any required scheduled installment payment for 30 days on debt securities of such series;

     - failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series;

     - certain events of bankruptcy or insolvency, whether voluntary or not; or

     - entry of final judgments against CMS Energy or Consumers for more than $25,000,000 which remain undischarged or unbonded for 60 days or a default resulting in the acceleration of indebtedness of CMS Energy or Consumers more than $25,000,000, and the acceleration has not been rescinded or annulled within 10 days after written notice of such default as provided in the applicable indenture; and

     Additional events of default may be prescribed for the benefit of the holders of a particular series of debt securities and will be described in the prospectus supplement relating to those debt securities.

     If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable.

     Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series. The trustee generally will not be requested, ordered or directed by any of the holders of debt securities, unless one or more of such holders shall have offered to the trustee reasonable security or indemnity.

     Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder's debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action.

     CMS Energy is required to annually furnish the relevant trustee a statement as to CMS Energy's compliance with all conditions and covenants under the applicable indenture. Each indenture provides that the relevant trustee may withhold notice to the holders of the debt securities of any series of any default affecting such series, except payment on holders' debt securities when due, if it considers withholding notice to be in the interests of the holders of the debt securities of such series.

     Consolidation, Merger or Sale of Assets. Each indenture provides that CMS Energy may consolidate with or merge into, or sell, lease or convey its property as an entirety or substantially as an entirety to, any other corporation if the new corporation assumes the obligations of CMS Energy under the debt securities and the indentures and is organized and existing under the laws of the United States of America, any U.S. state or the District of Columbia.

     Modification of the Indenture. Each indenture permits CMS Energy and the relevant trustee to enter into supplemental indentures without the consent of the holders of the debt securities to establish the form and terms of any series of securities under the indentures.

     Each indenture also permits CMS Energy and the relevant trustee, with the consent of the holders of at least a majority in total principal amount of the debt securities of all series then outstanding and affected (voting as one class), to change in any manner the provisions of the applicable indenture or modify in any manner the rights of the holders of the debt securities of each such affected series. CMS Energy and the relevant trustee may not, without the consent of the holder of each debt security affected, enter into any supplemental indenture to:

     - change the time of payment of the principal;

     - reduce the principal amount of such debt security;

     - reduce the rate or change the time of payment of interest on such debt security;

     - reduce the amount payable on any securities issued originally at a discount upon acceleration or provable in bankruptcy; or

     - impair the right to institute suit for the enforcement of any payment on any debt security when due.

     In addition, no such modification may reduce the percentage in principal amount of the debt securities of the affected series, the consent of whose holders is required for any such modification or for any waiver provided for in the applicable indenture.

     Prior to the acceleration of the maturity of any debt security, the holders, voting as one class, of a majority in total principal amount of the debt securities with respect to which a default or event of default shall have occurred and be continuing may on behalf of the holders of all such affected debt securities waive any past default or event of default and its consequences, except a default or an event of default in respect of a covenant or provision of the applicable indenture or of any debt security which cannot be modified or amended without the consent of the holder of each debt security affected.

     Defeasance, Covenant Defeasance and Discharge. Each indenture provides that, at the option of CMS Energy:

     - CMS Energy will be discharged from all obligations in respect of the debt securities of a particular series then outstanding (except for certain obligations to register the transfer of or exchange the debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, to maintain paying agencies and to maintain the trust described below); or

     - CMS Energy need not comply with certain restrictive covenants of the relevant indenture (including those described under "Consolidation, Merger or Sale of Assets") if CMS Energy in each case irrevocably deposits in trust with the relevant trustee money, and/or securities backed by the full faith and credit of the United States which, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all the distributions on the debt securities of such series on the stated maturity of such debt securities in accordance with the terms thereof.

     To exercise this option, CMS Energy is required to deliver to the relevant trustee an opinion of independent counsel to the effect that:

     - the exercise of such option would not cause the holders of the debt securities of such series to recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and such holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

     - in the case of a discharge as described in clause (1) of the preceding paragraph, such opinion is to be accompanied by a private letter ruling to the same effect received from the Internal Revenue Service, a revenue ruling to such effect pertaining to a comparable form of transaction published by the Internal Revenue Service or appropriate evidence that since the date of the applicable indenture there has been a change in the applicable federal income tax law.

     In the event:

     - CMS Energy exercises its option to effect a covenant defeasance with respect to the debt securities of any series as described above,

     - the debt securities of such series are thereafter declared due and payable because of the occurrence of any event of default other than an event of default caused by failing to comply with the covenants which are defeased,

     - the amount of money and securities on deposit with the relevant trustee would be insufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such event of default,

     CMS Energy would remain liable for such amounts.

     CMS Energy may also obtain a discharge of each indenture with respect to all debt securities then outstanding (except for certain obligations to register the transfer of or exchange such debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to maintain the trust described below) by irrevocably depositing in trust with the relevant trustee money, and/or securities backed by the full faith and credit of the United States which, through the payment of the debt securities in accordance with their terms, will provide money in an amount sufficient to pay all the principal of and premium, if any, and interest on the debt securities on the stated maturities thereof, provided that such debt securities are by their terms due and payable, or are to be called for redemption, within one year.

     For United States federal income tax purposes any deposit contemplated in the preceding paragraph would be treated as an exchange of the debt securities outstanding for other property. Accordingly, holders of debt securities outstanding may be required to recognize a gain or loss for United States federal income tax purposes upon such exchange. In addition, such holders thereafter may be required to recognize income from such property which could be different from the amount that would be includable in the absence of such deposit. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of such deposit.

     Governing Law. Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of Michigan unless the laws of another jurisdiction shall mandatorily apply.

SENIOR DEBT SECURITIES

     The senior debt securities will be issued under the senior debt indenture and will rank on an equal basis with all other unsecured debt of CMS Energy except subordinated debt.

SUBORDINATED DEBT SECURITIES

     Subordination. The subordinated debt securities will be issued under the subordinated debt indenture and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all "Senior Indebtedness" (as defined below) of CMS Energy.

     If CMS Energy defaults in the payment of any distributions on any Senior Indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, CMS Energy cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities. The subordinated debt indenture provisions described in this paragraph, however, do not prevent CMS Energy from making sinking fund payments in subordinated debt securities acquired prior to the maturity of Senior Indebtedness or, in the case of default, prior to such default and notice thereof. If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to CMS Energy, its creditors or its property, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. Holders of subordinated debt securities must return and deliver any payments received by them, other than in a plan of reorganization or through a defeasance trust as described above, directly to the holders of Senior Indebtedness until all Senior Indebtedness is paid in full.

     "Senior Indebtedness" means distributions on the following, whether outstanding on the date of execution of the subordinated debt indenture or thereafter incurred, created or assumed:

     - indebtedness of CMS Energy for money borrowed by CMS Energy or evidenced by debentures (other than the subordinated debt securities), notes, bankers' acceptances or other corporate debt securities or similar instruments issued by CMS Energy;

     - obligations of CMS Energy with respect to letters of credit;

     - all indebtedness of others of the type referred to in the two preceding clauses assumed by or guaranteed in any manner by CMS Energy or in effect guaranteed by CMS Energy; or

     - renewals, extensions or refundings of any of the indebtedness referred to in the preceding three clauses unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same or the assumption or guarantee of the same, or pursuant to which the same is outstanding, such indebtedness or such renewal, extension or refunding thereof is not superior in right of payment to the subordinated debt securities.

     The subordinated debt indenture does not limit the total amount of Senior Indebtedness that may be issued. As of December 31, 1998, Senior Indebtedness of CMS Energy totaled approximately $2.766 billion.

                                 LEGAL OPINIONS

     Opinions as to the legality of certain of the debt securities will be rendered for CMS Energy by Michael D. Van Hemert, Esq., Assistant General Counsel for CMS Energy. Certain legal matters with respect to debt securities will be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

                                    EXPERTS

     The consolidated financial statements and schedule of CMS Energy as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998 incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     Future consolidated financial statements of CMS Energy and the reports thereon of Arthur Andersen LLP also will be incorporated by reference in this prospectus in reliance upon the authority of that firm as experts in giving those reports to the extent that said firm has audited said consolidated financial statements and consented to the use of their reports thereon.

                              PLAN OF DISTRIBUTION

     CMS Energy may sell the debt securities:

     - through the solicitation of proposals of underwriters or dealers to purchase the debt securities;

     - through underwriters or dealers on a negotiated basis;

     - directly to a limited number of purchasers or to a single purchaser; or

     - through agents.

     The prospectus supplement with respect to any debt securities will set forth the terms of such offering, including the name or names of any underwriters, dealers or agents; the purchase price of the debt securities and the proceeds to CMS Energy from such sale; any underwriting discounts and commissions and other items constituting underwriters' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such debt securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The debt securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of debt securities will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities if any are purchased.

     If dealers are utilized in the sale of debt securities, CMS Energy will sell such debt securities to the dealers as principals. The dealers may then resell such debt securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating thereto.

     The debt securities may be sold directly by CMS Energy or through agents designated by CMS Energy from time to time. Any agent involved in the offer or sale of the debt securities in respect to which this prospectus is delivered will be named, and any commissions payable by CMS Energy to such agent will be set forth, in the prospectus supplement relating thereto. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     The debt securities may be sold directly by CMS Energy to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.

     Agents, dealers and underwriters may be entitled under agreements with CMS Energy to indemnification by CMS Energy against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for CMS Energy in the ordinary course of business.

     The debt securities may or may not be listed on a national securities exchange. Reference is made to the prospectus supplement with regard to such matter. No assurance can be given that there will be a market for any of the debt securities.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                                                                 AMOUNT
                                                                 ------
Filing Fee -- Securities and Exchange Commission............    $ 83,400
*Trustees expenses..........................................      18,000
*Printing and Engraving.....................................     200,000
*Services of counsel........................................      50,000
*Services of independent public accountants, Arthur Andersen
  LLP.......................................................      25,000
*Rating Agency Fees, Collateral Agent's and Purchase........     100,000
*Blue Sky fees and expenses.................................      20,000
*Miscellaneous..............................................       3,600
                                                                --------
     TOTAL..................................................    $500,000
                                                                ========

---------------
* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The following resolution was adopted by the Board of Directors of CMS Energy on May 6, 1987:

     RESOLVED: That effective March 1, 1987 the Corporation shall indemnify to the full extent permitted by law every person (including the estate, heirs and legal representatives of such person in the event of the decease, incompetency, insolvency or bankruptcy of such person) who is or was a director, officer, partner, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all liability, costs, expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement, incurred by or imposed upon the person in connection with or resulting from any claim or any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, investigative or of whatever nature, arising from the person's service or capacity as, or by reason of the fact that the person is or was, a director, officer, partner, trustee, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such right of indemnification shall not be deemed exclusive of any other rights to which the person may be entitled under statute, bylaw, agreement, vote of shareholders or otherwise.

     CMS Energy's Bylaws provide:

     The Corporation may purchase and maintain liability insurance, to the full extent permitted by law, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity.

     Article VIII of CMS Energy's Articles of Incorporation provides:

     A director shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of duty as a director except (I) for a breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for a violation of
Section 551 (I) of the Michigan Business Corporation Act, and (iv) any action from which the director derived an improper personal benefit. No amendment to or repeal of this Article VIII, and no modification to its provisions by law, shall apply to, or have any effect upon, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or modification.

     Article IX of CMS Energy's Articles of Incorporation provides:

     Each director and each officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by law against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense of any proceeding in which he or she was or is a party or is threatened to be made a party by reason of being or having been a director or an officer of the Corporation. Such right of indemnification is not exclusive of any other rights to which such director or officer may be entitled under any now or thereafter existing statute, any other provision of these Articles, bylaw, agreement, vote of shareholders or otherwise. If the Business Corporation Act of the State of Michigan is amended after approval by the shareholders of this
Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act of the State of Michigan, as so amended. Any repeal or modification of this Article IX by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     Sections 561 through 571 of the Michigan Business Corporation Act provides CMS Energy with the power to indemnify directors, officers, employees and agents against certain expenses and payments, and to purchase and maintain insurance on behalf of directors, officers, employees and agents.

     Officers and directors are covered within specified monetary limits by insurance against certain losses arising from claims made by reason of their being directors or officers of CMS Energy or of CMS Energy's subsidiaries and CMS Energy's officers and directors are indemnified against such losses by reason of their being or having been directors of officers or another corporation, partnership, joint venture, trust or other enterprise at CMS Energy's request. In addition, CMS Energy has indemnified each of its present directors by contracts that contain affirmative provisions essentially similar to those in sections 561 through 571 of the Michigan Business Corporation Act cited above.

ITEM 16. EXHIBITS.

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 (1)(a)     --     Form of Underwriting Agreement with respect to the debt
                   securities.
 *(3)(a)    --     Restated Articles of Incorporation of CMS Energy.
                   (Designated in CMS Energy's Form S-4 Registration Statement
                   filed June 6, 1995, File No. 33-60007, as Exhibit 3(i).)
 *(3)(b)    --     By-Laws of CMS Energy. (Designated in CMS Energy's Form 10-K
                   for the year ended December 31, 1994, File No. 1-9513, as
                   Exhibit 3(c).)
 *(4)(a)    --     Indenture dated September 15, 1992 between CMS Energy
                   Corporation and NBD Bank, as Trustee. (Designated in CMS
                   Energy's Form S-3 Registration Statement filed May 1, 1992,
                   File No. 33-47629, as Exhibit 4(a).)
                   First Supplemental Indenture dated October 1, 1992 between
                   CMS Energy Corporation and NBD Bank, as Trustee. (Designated
                   in CMS Energy's Form 8-K dated October 1, 1992, File No.
                   1-9513, as Exhibit 4.)
                   Second Supplemental Indenture dated October 1, 1992 between
                   CMS Energy Corporation and NBD Bank, as Trustee. (Designated
                   in CMS Energy's Form 8-K dated October 1, 1992, File No.
                   1-9513, as Exhibit 4(a).)
                   Third Supplemental Indenture dated May 6, 1997 between CMS
                   Energy Corporation and NBD Bank, as Trustee. (Designated in
                   CMS Energy's Form 10-Q for the quarter ended March 31, 1997,
                   File No. 1-9513, as Exhibit 4.)
                   Fourth Supplemental Indenture dated September 26, 1997
                   between CMS Energy Corporation and NBD Bank, as Trustee.
                   (Designated in CMS Energy's Form S-3 Registration Statement
                   filed October 6, 1997, File No. 333-37241, as Exhibit 4(a).)
                   Fifth Supplemental Indenture dated November 4, 1997 between
                   CMS Energy Corporation and NBD Bank, as Trustee. (Designated
                   in CMS Energy's Form 10-Q for the quarter ended September
                   30, 1997, File No. 1-9513, as Exhibit 4(b).)
                   Sixth Supplemental Indenture dated January 13, 1998 between
                   CMS Energy Corporation and NBD Bank, as Trustee. (Designated
                   in CMS Energy's Form 10-K for the year ended December 31,
                   1997, File No. 1-9513, as Exhibit 4(a).)
                   Seventh Supplemental Indenture dated January 25, 1999
                   between CMS Energy Corporation and NBD Bank, as Trustee
                   (Designated in CMS Energy's Form 10-K for the year ended
                   December 31, 1998, File No. 1-9513, as Exhibit 4(d).)
                   Eighth Supplemental Indenture dated February 3, 1999 between
                   CMS Energy Corporation and NBD Bank, as Trustee (Designated
                   in CMS Energy's Form 10-K for the year ended December 31,
                   1998, File No. 1-9513, as Exhibit 4(d)(i).)
 *(4)(b)    --     Indenture dated as of January 15, 1994 between CMS Energy
                   Corporation and The Chase Manhattan Bank, as Trustee.
                   (Designated in CMS Energy's Form 8-K dated March 29, 1994,
                   File No. 1-9513, as Exhibit 4(b).)
                   First Supplemental Indenture dated January 20, 1994 between
                   CMS Energy Corporation and The Chase Manhattan Bank, as
                   Trustee. (Designated in CMS Energy's Form 8-K dated March
                   29, 1994, File No. 1-9513, as Exhibit 4(b).)
                   Second Supplemental Indenture dated March 19, 1996 between
                   CMS Energy Corporation and The Chase Manhattan Bank, as
                   Trustee. (Designated in CMS Energy's Form 10-Q for the
                   quarter ended March 31, 1996, File No. 1-9513, as Exhibit
                   4.)
                   Third Supplemental Indenture dated March 17, 1997 between
                   CMS Energy Corporation and The Chase Manhattan Bank, as
                   Trustee. (Designated in CMS Energy's Form 8-K dated May 1,
                   1997, File No. 1-9513, as Exhibit 4.)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
                   Fourth Supplemental Indenture dated September 17, 1997
                   between CMS Energy Corporation and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form S-3
                   Registration Statement filed September 22, 1997, File No.
                   333- 36115, as Exhibit 4(d).)
                   Fifth Supplemental Indenture dated August 26, 1998 between
                   CMS Energy Corporation and The Chase Manhattan Bank, as
                   Trustee. (Designated in CMS Energy's Form S-4 Registration
                   Statement filed September 10, 1998, File No. 333- 63229, as
                   Exhibit 4(c).)
 *(4)(c)    --     Indenture dated June 1, 1997 between CMS Energy Corporation and The Bank of New York, as Trustee. (Designated in CMS
                   Energy's Form 8-K dated June 1, 1997, File No. 1-9513, as
                   Exhibit 4(a).)
                   First Supplemental Indenture dated June 20, 1997 between CMS
                   Energy Corporation and The Bank of New York, as Trustee.
                   (Designated in CMS Energy's Form 8-K dated July 1, 1997,
                   File No. 1-9513, as Exhibit 4(b).)
 *(4)(d)    --     Credit Agreement dated as of July 21, 1997, among CMS
                   Energy, the Banks, the Administrative Agent, the Collateral
                   Agent, the Documentation Agent, the Syndication Agent, the
                   Co-Agents and the Lead Manager, all as defined therein, and the Exhibits and Schedules thereto. (Designated in CMS
                   Energy's Form 10-Q for the quarter ended June 30, 1997, File
                   no. 1-9513, as Exhibit 4.)
                   Amendment No. 1 dated January 30, 1998 to Credit Agreement dated July 21, 1997, among CMS Energy, the Banks, the
                   Administrative Agent, the Collateral Agent, the
                   Documentation Agent, the Syndication Agent, the Co-Agents
                   and the Lead Manager, all as defined therein, and the
                   Exhibits thereto. (Designated in CMS Energy's Form S-4
                   Registration Statement file September 10, 1998, File No.
                   333-63229, as Exhibit 4(f).)
                   Amendment No. 2 dated November 2, 1998 to Credit Agreement dated July 21, 1997, among CMS Energy, the Banks, the
                   Administrative Agent, the Collateral Agent, the
                   Documentation Agent, the Syndication Agent, the Co-Agents
                   and the Lead Manager, all as defined therein, and the
                   Exhibits thereto. (Designated in CMS Energy's Form 10-K for the year ended December 31, 1998, File No. 1-9513, as
                   Exhibit 10(b).)
 (5)        --     Opinion of Michael D. VanHemert, Assistant General Counsel
                   for CMS Energy.
(12)        --     Statement regarding computation of ratios of earnings to
                   fixed charges.
(23)(a)     --     Consent of Michael D. VanHemert, Assistant General Counsel
                   for CMS Energy (included in Exhibit (5) above).
(23)(b)     --     Consent of Arthur Andersen LLP
(24)        --     Powers of Attorney
(25)(a)     --     Statement of Eligibility and Qualification (Form T-1) of NBD
                   Bank (Trustee under the Senior Debt Indenture).
(25)(b)     --     Statement of Eligibility and Qualification (Form T-1) of The
                   Bank of New York (Trustee under the Subordinated Debt
                   Indenture).

---------------
* Previously filed

     Exhibits listed above which have been filed with the Securities and Exchange Commission are incorporated herein by reference with the same effect as if filed with this Registration Statement.

ITEM 17. UNDERTAKINGS.

     The undersigned registrants hereby undertake:

     (1) To file a post-effective amendment to this registration statement during any period in which offers or sales are being made:

        (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that as claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and be governed by the final adjudication of such issue.

     (6) That (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, and State of Michigan, on April 7, 1999.

                                          CMS ENERGY CORPORATION

                                          By:       /s/ A. M. WRIGHT
                                            ------------------------------------
                                                       Alan M. Wright
                                                 Senior Vice President and
                                                  Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their respective capacities as officers and/or directors of CMS Energy Corporation and on the dates indicated.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on April 7, 1999.

                          NAME                                               TITLE
                          ----                                               -----
  (i)         Principal executive officer:

             /s/ WILLIAM T. MCCORMICK, JR.             Chairman of the Board, Chief Executive Officer and
       ------------------------------------------      Director
               William T. McCormick, Jr.

 (ii)         Principal financial officer:

                    /s/ A. M. WRIGHT                   Senior Vice President and Chief Financial Officer
       ------------------------------------------
                     Alan M. Wright

(iii)               /s/ P. D. HOPPER                   Senior Vice President, Controller and Chief
       ------------------------------------------      Accounting Officer
                   Preston D. Hopper

                           *                           Director
       ------------------------------------------
                    (John M. Deutch)

                           *                           Director
       ------------------------------------------
                 (James J. Duderstadt)

                           *                           Director
       ------------------------------------------
                 (Kathleen R. Flaherty)

                           *                           Director
       ------------------------------------------
                  (Victor J. Fryling)

                           *                           Director
       ------------------------------------------
                    (Earl D. Holton)

                          NAME                                             TITLE
                          ----                                             -----

                           *                           Director
       ------------------------------------------
                  (William U. Parfet)

                           *                           Director
       ------------------------------------------
                   (Percy A. Pierre)

                           *                           Director
       ------------------------------------------
                    (Kenneth L. Way)

                           *                           Director
       ------------------------------------------
                   (Kenneth Whipple)

                           *                           Director
       ------------------------------------------
                   (John B. Yasinsky)

  By:               /s/ A. M. WRIGHT
       ------------------------------------------
                     Alan M. Wright
                    Attorney-in-Fact

                                    EXHIBITS

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
(1)(a)         --  Form of Underwriting Agreement with respect to the debt securities.
*(3)(a)        --  Restated Articles of Incorporation of CMS Energy.
                   (Designated in CMS Energy's Form S-4 Registration Statement
                   filed June 6, 1995, File No. 33-60007, as Exhibit 3(i).)
*(3)(b)        --  By-Laws of CMS Energy. (Designated in CMS Energy's Form 10-K
                   for the year ended December 31, 1994, File No. 1-9513, as
                   Exhibit 3(c).)
*(4)(a)        --  Indenture dated September 15, 1992 between CMS Energy
                   Corporation and NBD Bank, as Trustee. (Designated in CMS
                   Energy's Form S-3 Registration Statement filed May 1, 1992,
                   File No. 33-47629, as Exhibit 4(a).)
                   First Supplemental Indenture dated October 1, 1992 between
                   CMS Energy Corporation and NBD Bank, as Trustee. (Designated
                   in CMS Energy's Form 8-K dated October 1, 1992, File No.
                   1-9513, as Exhibit 4.)
                   Second Supplemental Indenture dated October 1, 1992 between
                   CMS Energy Corporation and NBD Bank, as Trustee. (Designated
                   in CMS Energy's Form 8-K dated October 1, 1992, File No.
                   1-9513, as Exhibit 4(a).)
                   Third Supplemental Indenture dated May 6, 1997 between CMS
                   Energy Corporation and NBD Bank, as Trustee. (Designated in
                   CMS Energy's Form 10-Q for the quarter ended March 31, 1997,
                   File No. 1-9513, as Exhibit 4.)
                   Fourth Supplemental Indenture dated September 26, 1997
                   between CMS Energy Corporation and NBD Bank, as Trustee.
                   (Designated in CMS Energy's Form S-3 Registration Statement
                   filed October 6, 1997, File No. 333-37241, as Exhibit 4(a).)
                   Fifth Supplemental Indenture dated November 4, 1997 between
                   CMS Energy Corporation and NBD Bank, as Trustee. (Designated
                   in CMS Energy's Form 10-Q for the quarter ended September
                   30, 1997, File No. 1-9513, as Exhibit 4(b).)
                   Sixth Supplemental Indenture dated January 13, 1998 between
                   CMS Energy Corporation and NBD Bank, as Trustee. (Designated
                   in CMS Energy's Form 10-K for the year ended December 31,
                   1997, File No. 1-9513, as Exhibit 4(a).)
                   Seventh Supplemental Indenture dated January 25, 1999
                   between CMS Energy Corporation and NBD Bank, as Trustee
                   (Designated in CMS Energy's Form 10-K for the year ended
                   December 31, 1998, File No. 1-9513, as Exhibit 4(d).)
                   Eighth Supplemental Indenture dated February 3, 1999 between
                   CMS Energy Corporation and NBD Bank, as Trustee (Designated
                   in CMS Energy's Form 10-K for the year ended December 31,
                   1998, File No. 1-9513, as Exhibit 4(d)(i).)
*(4)(b)        --  Indenture dated as of January 15, 1994 between CMS Energy
                   Corporation and The Chase Manhattan Bank, as Trustee.
                   (Designated in CMS Energy's Form 8-K dated March 29, 1994,
                   File No. 1-9513, as Exhibit 4(b).)
                   First Supplemental Indenture dated January 20, 1994 between
                   CMS Energy Corporation and The Chase Manhattan Bank, as
                   Trustee. (Designated in CMS Energy's Form 8-K dated March
                   29, 1994, File No. 1-9513, as Exhibit 4(b).)
                   Second Supplemental Indenture dated March 19, 1996 between
                   CMS Energy Corporation and The Chase Manhattan Bank, as
                   Trustee. (Designated in CMS Energy's Form 10-Q for the
                   quarter ended March 31, 1996, File No. 1-9513, as Exhibit
                   4.)
                   Third Supplemental Indenture dated March 17, 1997 between
                   CMS Energy Corporation and The Chase Manhattan Bank, as
                   Trustee. (Designated in CMS Energy's Form 8-K dated May 1,
                   1997, File No. 1-9513, as Exhibit 4.)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
                   Fourth Supplemental Indenture dated September 17, 1997
                   between CMS Energy Corporation and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form S-3
                   Registration Statement filed September 22, 1997, File No.
                   333-36115, as Exhibit 4(d).)
                   Fifth Supplemental Indenture dated August 26, 1998 between
                   CMS Energy Corporation and The Chase Manhattan Bank, as
                   Trustee. (Designated in CMS Energy's Form S-4 Registration
                   Statement filed September 10, 1998, File No. 333-63229, as
                   Exhibit 4(c).)
*(4)(c)        --  Indenture dated June 1, 1997 between CMS Energy Corporation and The Bank of New York, as Trustee. (Designated in CMS
                   Energy's Form 8-K dated June 1, 1997, File No. 1-9513, as
                   Exhibit 4(a).)
                   First Supplemental Indenture dated June 20, 1997 between CMS
                   Energy Corporation and The Bank of New York, as Trustee.
                   (Designated in CMS Energy's Form 8-K dated July 1, 1997,
                   File No. 1-9513, as Exhibit 4(b).)
*(4)(d)        --  Credit Agreement dated as of July 21, 1997, among CMS
                   Energy, the Banks, the Administrative Agent, the Collateral
                   Agent, the Documentation Agent, the Syndication Agent, the
                   Co-Agents and the Lead Manager, all as defined therein, and the Exhibits and Schedules thereto. (Designated in CMS
                   Energy's Form 10-Q for the quarter ended June 30, 1997, File
                   no. 1-9513, as Exhibit 4.)
                   Amendment No. 1 dated January 30, 1998 to Credit Agreement dated July 21, 1997, among CMS Energy, the Banks, the
                   Administrative Agent, the Collateral Agent, the
                   Documentation Agent, the Syndication Agent, the Co-Agents
                   and the Lead Manager, all as defined therein, and the
                   Exhibits thereto. (Designated in CMS Energy's Form S-4
                   Registration Statement file September 10, 1998, File No.
                   333-63229, as Exhibit 4(f).)
                   Amendment No. 2 dated November 2, 1998 to Credit Agreement dated July 21, 1997, among CMS Energy , the Banks, the
                   Administrative Agent, the Collateral Agent, the
                   Documentation Agent, the Syndication Agent, the Co-Agents
                   and the Lead Manager, all as defined therein, and the
                   Exhibits thereto. (Designated in CMS Energy's Form 10-K for the year ended December 31, 1998, File No. 1-9513, as
                   Exhibit 10(b).)
(5)            --  Opinion of Michael D. VanHemert, Assistant General Counsel
                   for CMS Energy.
(12)           --  Statement regarding computation of ratios of earnings to fixed charges.
(23)(a)        --  Consent of Michael D. VanHemert, Assistant General Counsel
                   for CMS Energy (included in Exhibit (5) above).
(23)(b)        --  Consent of Arthur Andersen LLP
(24)           --  Powers of Attorney
(25)(a)        --  Statement of Eligibility and Qualification (Form T-1) of NBD
                   Bank (Trustee under the Senior Debt Indenture).
(25)(b)        --  Statement of Eligibility and Qualification (Form T-1) of The
                   Bank of New York (Trustee under the Subordinated Debt
                   Indenture).

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* Previously filed

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